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VirtualScopics’ Board of Directors Appoints Eric Converse Interim Chief Executive Officer, Announces Resignation of Jeff Markin

Korn/Ferry Retained to Initiate Search for Next CEO

ROCHESTER, N.Y. October 25, 2013 – Mostafa Analoui Ph.D., Chairman of the Board of Directors of VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced the appointment of current board member, Eric Converse as Interim CEO. Mr. Converse succeeds Jeff Markin, President and CEO since 2006, who has stepped down to pursue other interests.

Dr. Analoui also announced that the Board has retained Korn/Ferry International, a leading executive recruiting firm, to initiate a search process for the next CEO.

This management change is in line with the latest in a series of recent steps led by Dr. Analoui and VirtualScopics’ Board, to unlock future growth, broaden the company’s offering and expand its global reach. Since taking the Chairman role in August, Dr. Analoui has initiated internal actions designed to accelerate new contract awards while enhancing client satisfaction, continued diligence on expenses to improve profitability, and overseen other measures to improve top and bottom line growth.

The company also intends to establish a world-class Scientific Advisory Board (SAB), which will comprise insight and analysis from Dr. Edward Ashton, VirtualScopics’ Chief Scientific Officer, as well as top scientists and researchers from around the world. The SAB will enable VirtualScopics to continue to maintain its leadership position in delivering innovative technologies that drive value and results for customers and their patients.

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“This is certainly a unique transitional period for VirtualScopics, as we believe our innovative technology and continued investment in both research and talent have positioned us quite well to generate value for our customers, shareholders and employees,” said Dr. Analoui. “We want to recognize the significant achievements the company has made under Jeff’s leadership and wish him well in his future endeavors. The Board looks forward to working with Eric to guide the company through this transition and we remain confident in our ability to successfully execute this next stage of VirtualScopics’ growth.”

Mr. Markin said, "I have greatly enjoyed my tenure at VirtualScopics and am proud of our accomplishments. We’ve laid a strong foundation for success as evidenced by growth in revenue, margin, cash and new bookings. I wish Mostafa, the Board, and our employees well as they steward VirtualScopics into a successful and profitable future.”

Eric Converse, 47, has been associated with Nedamco Capital, a privately-held international investment firm since 2002. During his tenure, he has held multiple board and executive management seats on behalf of the firm, including serving as CEO of Oblicore (Waltham, MA), where he led the sale of that firm to CA Technologies.  Earlier in his career, Mr. Converse was CEO of Oneswoop.com (London, UK), which was acquired by Norwich Union Consumer Products, now Aviva.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s initiatives on new contract awards, client satisfaction and financial improvements, the establishment, composition and expected benefits of a Scientific Advisory Board and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.

Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

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